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                                  EXHIBIT 23.2



                        CONSENT OF CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of ARAMARK Corporation and, where applicable, ARAMARK Services, Inc., on Form S-8, registration numbers 33-11818, 33-30879, 33-33329, and 33-44002, and on Form
S-3, registration numbers 33-41357, 33-47564 and 33-52587, and in the related Prospectuses, our report dated November 16, 1994, with respect to the consolidated financial statements of Versa Services Ltd. as at September 28, 1994, the fifty-two week period ended September 29, 1993 and the fifty-three week period ended September 30, 1992 (not presented separately herein or in the aforementioned Registration Statements or in the related Prospectuses), included in this annual report on Form 10-K.




Mississauga, Canada

                                                            ERNST & YOUNG
                                                        Chartered Accountants


November 16, 1994